UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 24, 2009

NEW WORLD BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-91432	02-0401674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 West Fifth Avenue, Eugene, Oregon 97401

(Address of principal executive offices)

(541) 868-2900

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Effective June 19, 2009, New World Brands, Inc. entered into a Loan Agreement with Sigram Schindler Beteiligungsgesellschaft mbH („SSB”), pursuant to which SSB agreed to loan  the Company up to $250,000  at an interest rate of 18% per annum with a maturity date of December 31 2009 („SSB Loan”). The SSB Loan is subject various conditions precedent some of which have been achieved and we received $125,000 under the SSB Loan from SSB on June 19, 2009.

Effective June 19, 2009, the Company entered into a Loan Agreement with P&S Spirit Investments, a general partnership („P&S”) of which Dr. Selvin Passen, Ph.D, is  Manager („P&S Loan”).  The P&S Loan contemplates a loan to the Company by P&S of up to $250,000 with a maturity of date of December 31, 2009 and payable with interest at 18% per annum.   We received $125,000 of the P&S Loan on June 19, 2009.  The P&S general partnership may include individuals and/or investments by individuals who are both related parties to the Company and/or officers and/or directors or employees of the Company and/or relatives thereof.  In addition to being Director of P&S, Dr. Passen is also a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW WORLD BRANDS, INC.

By:	/s/ M. David Kamrat
	Name:	M. David Kamrat
	Title:	Chief Executive Officer

Date:   June 24, 2009